EXHIBIT 99.1

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 31, 1997
                                IN HOUSTON, TEXAS

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUST MANAGERS.

The Undersigned hereby appoints Richard J. Campo and D. Keith Oden, or either of them, with full power of substitution in each, proxies (and if the Undersigned is a proxy, substitute proxies) to vote all shares of the Undersigned in Camden Property Trust, at the Special Meeting of Shareholders to be held March 31, 1997, and at any and all adjournments thereof.

      IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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                              CAMDEN PROPERTY TRUST
      PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.

P     1.    Approval of the Agreement and Plan of Merger,   FOR  AGAINST ABSTAIN
R           dated as of December 16, 1996, by and among     |_|    |_|     |_|
O           Camden Property Trust, Camden Subsidiary, Inc.
X           and Paragon Group, Inc.
Y
      2.    The postponement or adjournment of the Special  FOR  AGAINST ABSTAIN
            Meeting for the solicitation of additional      |_|    |_|     |_|
            votes

      3.    In their discretion, on such other matters      FOR  AGAINST ABSTAIN
            as may properly come before the Special         |_|    |_|     |_|
            Meeting  or any adjournments thereof.


                                          This Proxy when properly executed will
                                          be voted in the manner directed herein
                                          by the undersigned shareholder. If no
                                          direction is made, this Proxy will be
                                          voted FOR Proposals 1, 2 and 3.
                                          ______________________________________

                                          Signature

                                          Dated: _______________________ , 1997

                                          NOTE: Please sign name exactly as it
                                          appears on the stock certificate. Only
                                          one of several joint owners need sign.
                                          Fiduciaries should give full title.